 As filed with the Securities and Exchange Commission on March 5, 1999
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                            -----------------------

                           TRIKON TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           California                                      95-0454321
  (State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

              Ringland Way, Newport, Gwent NP6 2TA, United Kingdom (Address of principal executive offices) (Zip Code)
                            ------------------------

                TRIKON TECHNOLOGIES, INC. 1991 STOCK OPTION PLAN
           TRIKON TECHNOLOGIES, INC. 1998 DIRECTORS STOCK OPTION PLAN
                           (Full title of the Plans)
                            -----------------------

                               STEVE L. CAMAHORT
                        Brobeck, Phleger & Harrison LLP
     One Market Plaza, Spear Street Tower, San Francisco, California 94105
          (Name and address, including zip code of agent for service)
                                 (415) 442-0900
         (Telephone number, including area code, of agent for service)
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                         Proposed     Proposed
             Title of                                    Maximum       Maximum
            Securities                   Amount          Offering     Aggregate    Amount of
              to be                       to be           Price       Offering    Registration
            Registered                Registered(1)    per Share(2)   Price(2)        Fee
            ----------                -------------    ------------   ---------   ------------

Trikon Technologies, Inc.
1991 Stock Option Plan
----------------------------------

Common Stock, no par value          8,009,167 shares    $0.1016   $872,999.20      $226.22

Trikon Technologies, Inc.
1998 Directors Stock Option Plan
----------------------------------

Common Stock, no par value           500,000 shares     $0.1016   $ 54,500.00      $ 14.13

                                             Aggregate Amount of Registration Fee:  $240.35

================================================================================
(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Trikon Technologies, Inc. 1991 Stock Option Plan and Trikon Technologies, Inc. 1998 Directors Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on March 4, 1999, as reported on the OTC Bulletin Board.

                                    PART II

               Information Required in the Registration Statement


Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

     Trikon Technologies, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Commission on April 8, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, filed with the Commission on May 15, 1998, August 14, 1998 and November 13, 1998, respectively, pursuant to Section 13 of the 1934 Act;

     (c) The Registrant's current report on Form 8-K, filed with the Commission on May 28, 1998; and

     (d) The Registrant's Registration Statement on Form 8-A, filed with the Commission on July 21, 1995 and amended on August 21, 1995, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities
         -------------------------

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.


Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by California law. The Registrant is also empowered under its Seventh Restated Articles of Incorporation and Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Registrant has purchased liability insurance covering its directors and officers.

     The Registrant's Seventh Restated Articles of Incorporation provide that to the fullest extent permitted by California law, the Registrant's directors will not be personally liable to the Registrant and its shareholders for monetary damages for any breach of a director's fiduciary duty. The Seventh Restated Articles of Incorporation do not, however, eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Each director will continue to be subject to liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its shareholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions

                                    II-1.

involving a reckless disregard for the director's duty to the Registrant or its shareholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, for improper transactions between the director and the Registrant and for improper distributions to shareholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.


Item 8.  Exhibits
         --------

      Exhibit
      Number             Exhibit
      -------            -------

        4                Instruments Defining Rights of Shareholders. Reference
                         is made to Registrant's Registration Statement on Form
                         8-A, including the exhibits thereto, which are
                         incorporated herein by reference pursuant to Item 3(d).
        5                Opinion of Brobeck, Phleger & Harrison LLP.
       23.1              Consent of Ernst & Young LLP Independent Auditors.
       23.2              Consent of Brobeck, Phleger & Harrison LLP is contained
                         in Exhibit 5.
       24                Power of Attorney. Reference is made to page II-4 of
                         this Registration Statement.
       99.1              Trikon Technologies, Inc. 1991 Stock Option Plan
                         (Amended and Restated as of January 26, 1999).
       99.2              Form of Incentive Stock Option Agreement.
       99.3              Form of Non-Qualified Stock Option Agreement.
       99.4              Form of Option Certificate for use generally in
                         connection with the Share Option Scheme under the Trikon Technologies, Inc. 1991 Stock Option Plan.
       99.5              Trikon Technologies, Inc. 1998 Directors Stock Option
                         Plan (Amended and Restated as of January 26, 1999).
       99.6              Form of Notice of Grant of Non-Employee Director Stock
                         Option (Initial Grant).
       99.7              Form of Notice of Grant of Non-Employee Director Stock
                         Option (Annual Grant).
       99.8              Form of Automatic Stock Option Agreement.



Item 9.  Undertakings
         ------------

         A. The undersigned Registrant hereby undertakes:  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided,
                                                                   --------
however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Trikon Technologies, Inc. 1991 Stock Option Plan (amended and restated as of January 26, 1999) and the Trikon Technologies, Inc. 1998 Directors Stock Option Plan (amended and restated as of January 26, 1999).

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     II-2.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                     II-3.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, County of Gwent, United Kingdom on this 5th day of March, 1999.

                                         TRIKON TECHNOLOGIES, INC.

                                         By /s/ Nigel Wheeler
                                            -------------------------
                                            Nigel Wheeler
                                            President, Chief Executive Officer
                                            and Director


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Trikon Technologies, Inc., a California corporation, do hereby constitute and appoint Nigel Wheeler and Jeremy Linnert their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


Signatures                   Title                          Date
----------                   -----                          ----

/s/ Nigel Wheeler            President, Chief Executive     March 5, 1999
-------------------------    Officer and Director
Nigel Wheeler                (Principal Executive Officer)



/s/ Jeremy Linnert           Chief Financial Officer        March 5, 1999
-------------------------    and Secretary
Jeremy Linnert               (Principal Financial
                             and Accounting Officer)



/s/ Christopher D. Dobson    Chairman of the Board          March 5, 1999
-------------------------    and Director
Christopher D. Dobson

                                     II-4.

Signatures                        Title                          Date
----------                        -----                          ----


/s/ Richard M. Conn              Director                    March 5, 1999
----------------------------
Richard M. Conn



/s/ Lawrence D. Lenihan, Jr.     Director                    March 5, 1999
----------------------------



/s/ Stephen N. Wertheimer         Director                   March 5, 1999
----------------------------
Stephen N. Wertheimer

                                     II-5.

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933


                           TRIKON TECHNOLOGIES, INC.

                                 EXHIBIT INDEX
                                 -------------


    Exhibit
    Number      Exhibit
    -------     -------

      4         Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement on Form 8-A, including the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d).
      5         Opinion of Brobeck, Phleger & Harrison LLP.
     23.1       Consent of Ernst & Young LLP Independent Auditors.
     23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.
     24         Power of Attorney. Reference is made to page II-4 of this
                Registration Statement.
     99.1       Trikon Technologies, Inc. 1991 Stock Option Plan (Amended and
                Restated as of January 26, 1999).
     99.2       Form of Incentive Stock Option Agreement.
     99.3       Form of Non-Qualified Stock Option Agreement.
     99.4       Form of Option Certificate for use generally in connection with the Share Option Scheme under the Trikon Technologies, Inc. 1991
                Stock Option Plan.
     99.5       Trikon Technologies, Inc. 1998 Directors Stock Option Plan
                (Amended and Restated as of January 26, 1999).
     99.6       Form of Notice of Grant of Non-Employee Director Stock Option
                (Initial Grant).
     99.7       Form of Notice of Grant of Non-Employee Director Stock Option
                (Annual Grant).
     99.8       Form of Automatic Stock Option Agreement.